UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2016

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2013, CTI BioPharma Corp. (the “Company”) entered into a Development, Commercialization and License Agreement (as amended, the “License Agreement”) with Baxter International Inc., Baxter Healthcare Corporation and Baxter Healthcare SA (collectively, “Baxalta”) on November 14, 2013. As previously disclosed in a Current Report on Form 8-K filed with the SEC on June 9, 2015, the License Agreement was amended on June 5, 2015. Pursuant to the License Agreement, among other things, the Company granted to Baxalta a license with respect to pacritinib, Baxalta and the Company agreed to collaborate as to the development and commercialization of pacritinib, and the Company obtained the contingent right to receive certain milestone and royalty payments. Baxalta was subsequently acquired by Shire plc (“Shire”). As of June 3, 2016, Shire beneficially owned approximately 5.5% of the Company’s common stock.
On September 13, 2016, the Company received a notice from Shire of Shire’s termination of the License Agreement (the “Notice of Termination”). The Notice of Termination states that the effective date of the termination of the License Agreement (the “Termination Date”) will be the earliest date to be demonstrated or agreed upon in accordance with the provisions of the License Agreement. Under the terms of the License Agreement, the Termination Date could be between 30 days and six months from the date of receipt of the Notice of Termination. As of the Termination Date, the Company would regain worldwide rights for the development and commercialization of pacritinib and the Company and Shire will have certain rights and obligations as set forth in the License Agreement.
On September 19, 2016, the Company and Shire entered into a non-binding term sheet (the “Term Sheet”) with respect to the terms of the termination and the return of the asset. The Company and Shire currently intend to draft and negotiate a binding, definitive agreement that reflects, among other things, the matters addressed in the Term Sheet. There can be no assurances that the Company and Shire will be able to finally negotiate and execute a definitive agreement.
In addition, on September 19, 2016, the Company and Shire entered into a letter agreement (the “Letter Agreement”) amending the License Agreement. The Letter Agreement provides that if the Company and Shire are unable to negotiate and execute within 30 days a definitive agreement reflecting the terms contained within the non-binding Term Sheet, then for purposes of computing any applicable termination periods and deadlines under Section 15.2 of the License Agreement, September 13, 2016 shall be deemed the effective date of the notice of termination of the License Agreement by Shire (but for the avoidance of doubt shall not be the effective date of the termination of the License Agreement).
The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description	Location

10.1	Letter Agreement, dated September 19, 2016, by and between the Company and Shire	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: September 19, 2016	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and
Administration

EXHIBIT INDEX

Exhibit No.	Description	Location

10.1	Letter Agreement, dated September 19, 2016, by and between the Company and Shire	Filed herewith.